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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in the registration statement (the "Registration Statement") of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. of our report dated June 19, 1997 included in the Current Report on Form 8-K dated June 26, 1997 of Brandywine Realty Trust and to all references to our firm and our report dated June 19, 1997 included in the Prospectus in the Registration Statement.


                                        /s/ Zelenkofske, Axelrod & Company, Ltd.
                                        ----------------------------------------
                                            Zelenkofske, Axelrod & Company, Ltd.

Jenkintown, Pennsylvania
June 5, 1998